Filed Pursuant to Rule 424(b)(7)
File No. 333-140234
Prospectus Supplement No. 1
To Prospectus dated December 7, 2007

4,118,245 Shares
Wireless Ronin Technologies, Inc.
Common Stock

     This Prospectus Supplement, dated June 30, 2008 (“Prospectus Supplement No. 1”), supplements that certain Prospectus filed with the Securities and Exchange Commission (the “SEC”) and dated December 7, 2007, relating to the resale of 2,315,722 shares of our common stock and 1,802,523 shares issued or issuable upon the exercise of warrants (the “Prospectus”). This prospectus supplement is incorporated by reference into the Prospectus and should be read in conjunction with, and may not be delivered or utilized without, the Prospectus and any prior amendments and supplements. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.
     Investing in our common stock involves risks, including the risk that we have had substantial losses since inception. See “Risk factors” on page 6 of the Prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is June 30, 2008.

     The information appearing under the heading “Selling Shareholders” beginning at page 17 of the Prospectus is amended and restated in its entirety by the information below.
Selling Shareholders
     The following table presents information regarding the selling shareholders. Unless otherwise noted, the shares listed below represent the shares that each selling shareholder beneficially owned on November 1, 2007. The shares being offered hereunder represent an aggregate of 2,315,722 shares of common stock, and 1,802,523 shares issued or issuable upon the exercise of warrants.
     We are registering the above-referenced shares to permit each of the selling shareholders and their pledges, donees, transferees or other successors-in-interest that receive their shares from the selling shareholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.
     The following table sets forth the name of each selling shareholder, the number of shares owned by each of the selling shareholders as of November 1, 2007, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed, assuming all of the shares being offered are sold. Except as otherwise disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column “Shares Offered” represents all of the shares that a selling shareholder may offer under this prospectus.
     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based on 14,537,705 shares of our common stock outstanding as of November 1, 2007, plus the shares of common stock beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.

						Shares
	Shares		Percent			Beneficially		Percent
	Beneficially		Beneficially			Owned if All		Beneficially
	Owned		Owned			Shares are		Owned
	Before		Before	Shares		Sold in the		After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering		Offering
Barry W. Butzow 9714 Brassie Circle Eden Prairie, MN 55347	594,499	(3)	4.0%	528,501	(4)	65,998	(5)	*
Spirit Lake Tribe P.O. Box 359 Fort Totten, ND 58335	346,446		2.4%	302,004		44,442		*
Jack Norqual 9493 Olympia Drive Eden Prairie, MN 55347	235,727	(6)	1.6%	182,508	(7)	53,219		*
Stephen Jacobs 9420 Olympia Drive Eden Prairie, MN 55437	178,765	(8)	1.2%	158,210	(9)	20,555	(10)	*
Jeffrey C. Mack 6489 Promontory Drive Eden Prairie, MN 55346	160,686	(11)	1.1%	75,353	(12)	85,333	(13)	*
R. A. Stinski 3647 McKinley St. N.E. Minneapolis, MN 55418	153,608	(14)	1.1%	133,608	(15)	20,000		*

						Shares
	Shares		Percent			Beneficially		Percent
	Beneficially		Beneficially			Owned if All		Beneficially
	Owned		Owned			Shares are		Owned
	Before		Before	Shares		Sold in the		After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering		Offering
Galtere International Master Fund, L.P. 7 East 20th Street, 11R New York, NY 10003	142,492	(16)	1.0%	123,048	(17)	19,444		*
Christopher F. Ebbert 4821 13th Avenue South Minneapolis, MN 55417	140,316	(18)	1.0%	102,539	(19)	37,777		*
C. Donald Dorsey 3717 S. Gambel Quail Way Superstition Mountain, AZ 85218	133,051	(20)	*	121,941	(21)	11,110		*
Ben Reuben and Sophie Reuben, JTWROS 899 Lincoln Ave. St. Paul, MN 55105	130,000	(22)	*	130,000	(22)	0		0
William F. Schnell 2708 Branch Street Duluth, MN 55812	121,147	(23)	*	2,083	(12)	119,064	(24)	*
Hal B. Heyer 214 North 34th Avenue East Duluth, MN 55804	91,147	(25)	*	2,083	(12)	89,064	(26)	*
Peter Goldschmidt 3221 Ewing Avenue Duluth, MN 55803	91,147	(27)	*	2,083	(12)	89,064	(26)	*
Robin Hendricks 5290 Lakewood Road Duluth, MN 55804	91,147	(28)	*	2,083	(12)	89,064	(26)	*
Steven P. Meyer 9088 Neil Lake Road Eden Prairie, MN 55347	82,712	(29)	*	70,214	(30)	12,498		*
Industricorp & Co., Inc. FBO Twin City Carpenters Pension Plan	81,484	(31)	*	81,484	(31)	0		0
SHAG, LLC 214 34th Avenue East Duluth, MN 55804	80,731	(32)	*	47,398	(33)	33,333		*
Jill Jensen-Behr 845 Bradford Avenue North Champlin, MN 55316	79,215	(34)	*	29,360	(35)	49,855		*
W. Bruce Erickson TTEE, W. Bruce Erickson Revocable Trust U/A 10/14/2003 4041 16th Ave. S. Minneapolis, MN 55407	64,874	(36)	*	64,874	(36)	0		0
Thomas L. Thompson and Katherine A. Thompson 323 Woodland Hills W. Brainerd, MN 56401	63,682	(37)	*	52,572	(38)	11,110		*

						Shares
	Shares		Percent			Beneficially		Percent
	Beneficially		Beneficially			Owned if All		Beneficially
	Owned		Owned			Shares are		Owned
	Before		Before	Shares		Sold in the		After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering		Offering
John A. Witham 10456 Purdey Road Eden Prairie, MN 55347	55,555	(39)	*	22,222	(12)	33,333	(40)	*
Industricorp & Co., Inc. FBO 1561000091 312 Central Ave. SE, Suite 508 Minneapolis, MN 55414	52,572	(38)	*	52,572	(38)	0		0
Paul L. Heibel 20558 Vails Lake Rd. Eden Valley, MN 55329	46,125	(41)	*	25,625	(42)	20,500		*
UBS Financial Services, Custodian f/b/o Randall W. Barnes c/o UBS Financial Services 800 Nicollet Mall, Suite 800 Minneapolis, MN 55402	45,137	(43)	*	39,582	(44)	5,555		*
Michael Hopkins 19549 Jersey Avenue Lakeville, MN 55044	45,052	(45)	*	26,720	(12)	18,332		*
Richard H. Enrico 7585 Equitable Drive Eden Prairie, MN 55344	44,914	(46)	*	39,359	(47)	5,555		*
Michael J. Frank 4964 Safari Circle Eagan, MN 55122	44,719	(48)	*	31,942	(12)	12,777	(49)	*
Lorax Investments, LLC 4555 Erin Drive, Suite #190 Eagan, MN 55122	37,808	(50)	*	34,559	(51)	3,249		*
Lorax Business Services, Inc. 4555 Erin Drive, Suite #190 Eagan, MN 55122	5,000	(12)	*	5,000	(12)	0		*
Courtney Pulkrabek 210 No. Broadway P. O. Box 622 Crookston, MN 56716	40,000		*	40,000		0		0
Stephen D. Higgins, Pers. Rep., Estate of A Russell Melgaard 7900 E. Oakmont Place Sioux Falls, SD 57110	37,000		*	37,000		0		0
Beverly J. Stathopoulus Trust 13212 Northern Dr. Burnsville, MN 55337	33,625	(52)	*	25,625	(42)	8,000		*
Marshall Special Assets Group 225 South 6th Street, Suite 2900 Minneapolis, MN 55402	29,442	(53)	*	18,331	(12)	11,111		*

						Shares
	Shares		Percent			Beneficially	Percent
	Beneficially		Beneficially			Owned if All	Beneficially
	Owned		Owned			Shares are	Owned
	Before		Before	Shares		Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering	Offering
James and Barbara Koberstein 2132 Ponderosa Circle Duluth, MN 55811	27,776	(54)	*	5,554	(12)	22,222	*
Alice Ann Corporation	27,161	(55)	*	27,161	(55)	0	0
Kenneth Grant 1201 N. 21st St. Superior, WI 54880	27,161	(55)	*	27,161	(55)	0	0
Jerald D. Sprau 7722 Somerset Rd. Woodbury, MN 55125	27,161		*	27,161		0	0
Jack Klingert 4600 Dallas Ln. N. Plymouth, MN 55446	27,161	(55)	*	27,161	(55)	0	0
Richard W. Perkins Trustee U/A dtd 6/14/78 FBO Richard W. Perkins	27,161	(55)	*	27,161	(55)	0	0
Daniel S. and Patrice M. Perkins JTWROS 55 Landmark Long Lake, MN 55356	27,161	(55)	*	27,161	(55)	0	0
Piper Jaffray & Co as Cust FBO David H. Potter IRA	27,161	(55)	*	27,161	(55)	0	0
Daniel B. Ahlberg TTEE and Linda O. Ahlberg TTEE Ahlberg Joint Revocable Trust U/A dated 8/24/06	27,161	(55)	*	27,161	(55)	0	0
Dennis D. Gonyea	27,161	(55)	*	27,161	(55)	0	0
UBS Financial Services as Custodian FBO Bradley A. Erickson IRA c/o UBS Financial Services 600 Nicollet Mall, Suite 800 Minneapolis, MN 55402	27,161	(55)	*	27,161	(55)	0	0
David C. and Carole O. Brown TTEE’s FBO David C. and Carole O. Brown Rev TR U/A dtd 10/23/97	27,161	(55)	*	27,161	(55)	0	0
Piper Jaffray as Custodian FBO Robert H. Clayburgh IRA	27,161	(55)	*	27,161	(55)	0	0
Piper Jaffray as Custodian FBO Richard C. Perkins IRA 2125 Hollybush Rd. Hamel, MN 55340	27,161	(55)	*	27,161	(55)	0	0
John T. Potter	27,161	(55)	*	27,161	(55)	0	0
E Terry Skone TTEE 2005 Amendment & Restatement E Terry Skone Rev Trust	27,161	(55)	*	27,161	(55)	0	0

						Shares
	Shares		Percent			Beneficially	Percent
	Beneficially		Beneficially			Owned if All	Beneficially
	Owned		Owned			Shares are	Owned
	Before		Before	Shares		Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering	Offering
Donald O. & Janet M. Voight TTEE’s FBO Janet M. Voight Trust U/A dtd 8/29/90	27,161	(55)	*	27,161	(55)	0	0
Piper Jaffray as Custodian FBO James B. Wallace SPN/PRO	27,161	(55)	*	27,161	(55)	0	0
Piper Jaffray as Custodian FBO Michael R. Wilcox IRA	27,161	(55)	*	27,161	(55)	0	0
David M. Westrum, TTEE FBO David M. Westrum Revocable Living Trust U/A dtd 6/1/97	27,161	(55)	*	27,161	(55)	0	0
Shawn P. Weinand	27,161	(55)	*	27,161	(55)	0	0
O. Walter Johnson 5534 Fenway Ct. White Bear Lake, MN 55110	27,161	(55)	*	27,161	(55)	0	0
Terry and Susan Jacobs Revocable Trust Edina, MN 55439	27,161		*	27,161		0	0
Richard A. Tickle Revocable Trust 1400 U.S. Trust Bldg. 730 2nd Ave. So. Minneapolis, MN 55402	26,437	(56)	*	26,437	(56)	0	0
Richard B. Heise Trust 77 Osprey Point Drive Osprey, FL 34229	26,437		*	26,437		0	0
Richard Kruger & Michaeleen Kruger 3605 Shady Oak Road Minnetonka, MN 55305	26,437	(56)	*	26,437	(56)	0	0
Ronald Musich 2715 Pioneer Trail Medina, MN 55340	26,437	(56)	*	26,437	(56)	0	0
Mike & Kathy Pearson JT TEN 2805 Lisbon Ave. N. Lake Elmo, MN 55042	26,286	(57)	*	26,286	(57)	0	0
Goben Enterprises LP 450 18th Ave. S. Naples, FL 34102	26,286		*	26,286		0	0
Robert Melhouse 79351 U.S. Hwy 71 Olivia, MN 56277	25,625	(42)	*	25,625	(42)	0	0
Larry Hopfenspirger 2025 Nicollet Ave S Minneapolis, MN 55404	24,999	(58)	*	5,555	(12)	19,444	*
Sheldon Fleck 4611 Browndale Avenue Edina, MN 55424	24,999	(58)	*	5,555	(12)	19,444	*

Shares
Shares	Percent	Beneficially	Percent
Beneficially	Beneficially	Owned if All	Beneficially
Owned	Owned	Shares are	Owned
Before	Before	Shares	Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)	Offering (2)	Offered	Offering	Offering
Scott Koller 2290 Goldpoint Victoria, MN 55386	24,307	(59)	*	22,682	(12)	1,625	*
Paul Medlin 18958 Firethom Pointe Eden Prairie, MN 55347	24,257	(12)	*	24,257	(12)	0	0
Juanita Young 7007 45th Avenue North Crystal, MN 55428	22,567	(60)	*	19,790	(61)	2,777	*
Laura Spillane 1991 Pine Ridge Drive West St. Paul, MN 55118	22,567	(60)	*	19,790	(61)	2,777	*
Brian S. Anderson 10146 Bluff Road Eden Prairie, MN 55347	20,722	(62)	*	2,222	(12)	18,500	(63)	*
Robert Schmidt 4103 Hidden Hill Rd. Norman, OK 73072	20,000	(64)	*	20,000	(64)	0	0
Craig & Terry Howard 540 Wilwood Lane Stillwater, MN 55082	20,000	*	20,000	0	0
Gary M. Uhde Revocable Trust 3157 Berwick Knoll Brooklyn Park, MN 55443	20,000	(64)	*	20,000	(64)	0	0
Dan Niessen 125 North Meridian Street Belle Plain, MN 56011	18,902	(65)	*	8,032	(66)	10,870	*
R. Scott and Susan S. Vickerman JT TEN 2685 Rainey Road Wayzata, MN 55391	18,286	(67)	*	18,286	(67)	0	0
Gary A. Bergren	17,580	(68)	*	13,580	(69)	4,000	*
2nd Wind Exercise Equipment 7585 Equitable Drive Eden Prairie, MN 55344	17,242	(70)	*	11,687	(71)	5,555	*
Garry L. Matz P. O. Box Q Elkhart Lake, WI 53020	17,000	*	17,000	0	0
Thor A. Christensen 1600 Mount Curve Avenue Minneapolis, MN 55403	15,943	*	15,943	0	0
Marketing Arts, Inc. 7805 Telegraph Road, Suite 110 Bloomington, MN 55438	15,771	(72)	*	15,771	(72)	0	0
Donald and Kathleen Walczak JTWROS 784 Redwood Lane New Brighton, MN 55112	15,000	*	15,000	0	0

						Shares
	Shares		Percent			Beneficially	Percent
	Beneficially		Beneficially			Owned if All	Beneficially
	Owned		Owned			Shares are	Owned
	Before		Before	Shares		Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering	Offering
Robert G. Allison	15,000	(12)	*	15,000	(12)	0	0
Chandler P. O. Box 2465 Ft. Lauderdale, FL 33303	15,000	(73)	*	15,000	(73)	0	0
George Nelms 8300 East Dixileta Drive, Unit 3 Scottsdale, AZ 85262	13,888	(74)	*	2,777	(12)	11,111	*
William H. Baxter Revocable Trust	13,580	(69)	*	13,580	(69)	0	0
Piper Jaffray as Custodian FBO Craig L. Campbell IRA	13,580	(69)	*	13,580	(69)	0	0
Anne S. Chudnofsky	13,580	(69)	*	13,580	(69)	0	0
Gary E. Clipper and Leslie J. Clipper JTWROS	13,580	(69)	*	13,580	(69)	0	0
Richard A. Hoel	13,580	(69)	*	13,580	(69)	0	0
Elizabeth J. Kuehne	13,580	(69)	*	13,580	(69)	0	0
Piper Jaffray as Custodian FBO Fred T. Gerbig IRA 2490 Brenner Street St. Paul, MN 55113	13,580	(69)	*	13,580	(69)	0	0
Piper Jaffray as Custodian FBO Raymond R. Johnson IRA	13,580	(69)	*	13,580	(69)	0	0
Alan R. Reckner	13,580	(69)	*	13,580	(69)	0	0
Piper Jaffray as Custodian FBO Charles W. Pappas IRA	13,580	(69)	*	13,580	(69)	0	0
Paul C. Seel & Nancy S. Seel JTWROS	13,580	(69)	*	13,580	(69)	0	0
Piper Jaffray as Custodian FBO Robert G. Allison IRA	13,580	(69)	*	13,580	(69)	0	0
Piper Jaffray as Custodian FBO William H. Baxter IRA	13,580	(69)	*	13,580	(69)	0	0
Mark Behling 2781 Leyland Trail Woodbury, MN 55125	13,512	(75)	*	11,846	(76)	1,666	*
Paul Crawford I.Q. Universe 125 SE Main Street, Suite 270 Minneapolis, MN 55414	12,310	(77)	*	1,179	(12)	11,131	*
David H. Eber N1440 Tower Court LaCrosse, WI 54601	12,000	(78)	*	12,000	(78)	0	0
Charlie Maxwell c/o Meristem 601 Carlson Parkway, Suite 800 Minnetonka, MN 55305	11,943	(79)	*	11,943	(79)	0	0

Shares
Shares	Percent	Beneficially	Percent
Beneficially	Beneficially	Owned if All	Beneficially
Owned	Owned	Shares are	Owned
Before	Before	Shares	Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)	Offering (2)	Offered	Offering	Offering
Jason LeZalla 620 Lincoln Drive NE St. Michael, MN 55376	10,074	(12)	*	10,074	(12)	0	0
Kernon Bast and Donalda Speer JTWROS 948 Labarge Road Hudson, WI 54016	10,000	*	10,000	0	0
Bruce Rubinger 11965 Orchard Ave. West Minnetonka, MN 55305	10,000	(12)	*	10,000	(12)	0	0
Robert J. Dondelinger P O Box 527 Thief River Falls, MN 56701	10,000	(12)	*	10,000	(12)	0	0
Thomas P. Magne 7125 Shannon Drive Edina, MN 55439	10,000	*	10,000	0	0
Dean and Cathy Cocker, JTWROS P.O. Box 1085 Pine Island, MN 55963	10,000	*	10,000	0	0
Scott A. Lucus 934 Skye Lane Palm Harbor, FL 34683	10,000	*	10,000	0	0
Glen Gunderson 6125 Stone Court Maple Plain, MN 55359	10,000	*	10,000	0	0
Allan Steffes 1149 Orchard Circle St. Paul, MN 55118	10,000	(12)	*	10,000	(12)	0	0
Destin Capital Partners c/o Martin B. Rowe 946 4th St. Eldorado, IL 62930	10,000	(12)	*	10,000	(12)	0	0
Gerard Abbott 4557 Oak Chase Circle Eagan, MN 55123	9,894	(80)	*	9,894	(80)	0	0
FoxPoint Ventures 3200 Foxpoint Road Burnsville, MN 55337	8,570	(81)	*	1,904	(12)	6,666	*
Thor G. Christensen 4012 LeMont Boulevard Mequon, WI 53092	7,719	(82)	*	4,165	(12)	3,554	(83)	*
Ilo E. Leppik 7500 Western Ave. Golden Valley, MN 55427	7,600	(12)	*	7,600	(12)	0	0
Joseph A. Medlin 928 Lake Avenue South Duluth, MN 55802	6,943	(84)	*	1,388	(12)	5,555	*

						Shares
	Shares		Percent			Beneficially	Percent
	Beneficially		Beneficially			Owned if All	Beneficially
	Owned		Owned			Shares are	Owned
	Before		Before	Shares		Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering	Offering
Mark Sweet 3756 Big Fox Road Gem Lake, MN 55110	6,943	(84)	*	1,388	(12)	5,555	*
Thomas C. and Lynn M. Nelson 2142 Ponderosa Circle Duluth, MN 55811	6,943	(84)	*	1,388	(12)	5,555	*
Timothy Medlin
1039 Brainerd Avenue Duluth, MN 55811	6,943	(84)	*	1,388	(12)	5,555	*
Jeff Hanson 4316 West 99th Street Bloomington, MN 55437	6,666	(12)	*	6,666	(12)	0	0
Robert Martin 6800 Ruby Lane Chanhassen, MN 55317	6,431	(85)	*	3,655	(12)	2,776	*
Michael Boyce 1016 Stonebrooke Dr. Shakopee, MN 55379	5,000		*	5,000		0	0
UBS Financial Services as Custodian FBO Daniel L. Lastavich IRA c/o UBS Financial Services 600 Nicollet Mall, Suite 800 Minneapolis, MN 55402	5,000	(12)	*	5,000	(12)	0	0
Doug Selander 5358 Beachside Drive Minnetonka, MN 55343	4,999	(86)	*	4,444	(12)	555	*
Suzanne Dressler 5247 Beachside Drive Hopkins, MN 55343	4,165	(12)	*	4,165	(12)	0	0
John S. Anderson 5157 Luverne Avenue Minneapolis, MN 55419	4,114	(87)	*	2,338	(12)	1,776	*
George Jensen 8416 Palm Street Coon Rapids, MN 55433	3,497	(88)	*	1,387	(12)	2,110	*
Paul M. Pilla P.O. Box 10840 Chicago, IL 60610	3,471	(89)	*	694	(12)	2,777	*
Lynn M. Fischer 3647 McKinley Street NE Minneapolis, MN 55418	2,777	(90)	*	1,666	(12)	1,111	*
Corporate Capital Management LLC 1025 Crosstown Circle, Ste 210 Eden Prairie, MN 55344	2,777	(12)	*	2,777	(12)	0	0

						Shares
	Shares		Percent			Beneficially	Percent
	Beneficially		Beneficially			Owned if All	Beneficially
	Owned		Owned			Shares are	Owned
	Before		Before	Shares		Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering	Offering
Scott H. Anderson 225 South 6th Street, Suite 2900 Minneapolis, MN 55042	2,777	(12)	*	2,777	(12)	0	0
Mark Christensen 1073 Springdale Road Atlanta, GA 30306	2,571	(91)	*	1,461	(12)	1,110	*
Theis Family Trust 12466 Marystown Hills Lane Shakopee, MN 56401	2,553	(92)	*	1,110	(12)	1,443	*
Scot Sinnen 778 Quail Run Waconia, MN 55387	2,499	(12)	*	2,499	(12)	0	0
Gladys Campanile 4228 Ottawa Avenue South St. Louis Park, MN 55416	2,222	(12)	*	2,222	(12)	0	0
Al Kilgore 101 Winnipeg Avenue St. Paul, MN 55117	1,851	(12)	*	1,851	(12)	0	0
Israel Long 7741 Chanhassen Road 351 Chanhassen, MN 55317	1,851	(12)	*	1,851	(12)	0	0
Jack Haedicke 18418 Nicklaus Way Eden Prairie, MN 55347	1,666	(12)	*	1,666	(12)	0	0
Tobias Kleinbaum 16855 Saddlewood Trail Minnetonka, MN 55345	1,555	(12)	*	1,555	(12)	0	0
Dylan Birtolo 4316 236th St. SW 8205 Mount Lake, WA 98043	1,481	(12)	*	1,481	(12)	0	0
Laura Arntson 2850 Princeton Avenue South St. Louis Park, MN 55416	1,481	(12)	*	1,481	(12)	0	0
Steve Havig 2124 Fremont Avenue South Minneapolis, MN 55405	1,320	(93)	*	766	(12)	554	*
Naomi Synstelien Circle A Drive South Wayzata, MN 55391	1,111	(12)	*	1,111	(12)	0	0
John Rosales 4122 Blaisdell Avenue South #1 Minneapolis, MN 55409	1,111	(12)	*	1,111	(12)	0	0
Mitch Haugerud 1308 Highland Parkway St. Paul, MN 55116	1,111	(12)	*	1,111	(12)	0	0

						Shares
	Shares		Percent			Beneficially	Percent
	Beneficially		Beneficially			Owned if All	Beneficially
	Owned		Owned			Shares are	Owned
	Before		Before	Shares		Sold in the	After
Name and Address of Selling Shareholder (1)	Offering (2)		Offering (2)	Offered		Offering	Offering
Todd Moscinski 1315 Birch Drive Mayer, MN 55360	1,111	(12)	*	1,111	(12)	0	0
Yuria Takahashi 6425 Wilryan Avenue Edina, MN 55439	1,111	(12)	*	1,111	(12)	0	0
Goldmark, LLC 13 West Shore Road North Oaks, MN 55127	888	(12)	*	888	(12)	0	0
Chris LaMotte 325 Robie Street W. St. Paul, MN 55107	740	(12)	*	740	(12)	0	0
Patrick Beyer 6425 Wilryan Avenue Edina, MN 55439	740	(12)	*	740	(12)	0	0
Justin Chamberlain 7409 Humboldt Avenue North Brooklyn Park, MN 55444	666	(12)	*	666	(12)	0	0
Norbert Theis 12466 Marystown Hills Lane Shakopee, MN 56401	630	(94)	*	75	(12)	555	*
Mary S. Medina 14199 Bedford Drive Eden Prairie, MN 55346	592	(12)	*	592	(12)	0	0
Charlie Latterall 6416 Josephine Avenue Edina, MN 55439	555	(12)	*	555	(12)	0	0
Bridget Laska 16551 Whitewood Avenue Prior Lake, MN 55372	554	(12)	*	554	(12)	0	0
Carl Torarp 2920 Dean Pkwy Minneapolis, MN 55416	444	(12)	*	444	(12)	0	0
Holly Heitkamp 11757 Shannon Court, #1031 Eden Prairie, MN 55344	222	(12)	*	222	(12)	0	0
Jon A. Cotner P.O. Box 270214 St. Paul, MN 55127	166	(12)	*	166	(12)	0	0
Lori Janies 1030 13th Ave SE Minneapolis, MN 55414	166	(12)	*	166	(12)	0	0
Erin Flor 1900 East 86th Street Bloomington, MN 55424	111	(12)	*	111	(12)	0	0
Martha Cole 519 Wheeler Drive Excelsior, MN 55331	111	(12)	*	111	(12)	0	0

*	Represents less than one percent.

(1)	Unless otherwise indicated, the address of each shareholder is 730 East Lake Street, Wayzata, MN 55391.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of November 1, 2007.

(3)	Represents a) 351,729 shares of common stock, b) 232,770 shares purchasable upon the exercise of warrants, and c) 10,000 shares issuable upon the exercise of options.

(4)	Represents 295,731 shares of common stock and 232,770 shares purchasable upon the exercise of warrants.

(5)	Represents 55,998 shares of common stock and 10,000 shares issuable upon the exercise of options.

(6)	Represents 86,530 shares of common stock and 149,197 shares purchasable upon the exercise of warrants.

(7)	Represents 33,311 shares of common stock and 149,197 shares purchasable upon the exercise of warrants.

(8)	Represents a) 36,805 shares of common stock, b) 126,960 shares purchasable upon the exercise of warrants, and c) 15,000 shares issuable upon the exercise of options.

(9)	Represents 31,250 shares of common stock and 126,960 shares purchasable upon the exercise of warrants.

(10)	Represents 5,555 shares of common stock and 15,000 shares issuable upon the exercise of options.

(11)	Represents a) 2,000 shares of common stock, which have been pledged as security for a loan, b) 75,353 shares purchasable upon the exercise of warrants, and c) 83,333 shares issuable upon the exercise of options.

(12)	Represents shares purchasable upon the exercise of warrants. Shares indicated as beneficially owned and offered by Lorax Business Services, Inc. were previously included in the shares beneficially owned and offered by Lorax Investments, LLC.

(13)	Represents 2,000 shares of common stock, which have been pledged as security for a loan, and 83,333 shares issuable upon the exercise of options.

(14)	Represents 108,501 shares of common stock and 45,107 shares purchasable upon the exercise of warrants.

(15)	Represents 88,501 shares of common stock and 45,107 shares purchasable upon the exercise of warrants.

(16)	Represents 113,326 shares of common stock and 29,166 shares purchasable upon the exercise of warrants.

(17)	Represents 93,882 shares of common stock and 29,166 shares purchasable upon the exercise of warrants.

(18)	Represents 48,261 shares of common stock and 92,055 shares purchasable upon the exercise of warrants.

(19)	Represents 10,484 shares of common stock and 92,055 shares purchasable upon the exercise of warrants.

(20)	Represents 73,610 shares of common stock and 59,441 shares purchasable upon the exercise of warrants.

(21)	Represents 62,500 shares of common stock and 59,441 shares purchasable upon the exercise of warrants.

(22)	Represents 70,000 shares of common stock and 60,000 shares purchasable upon the exercise of warrants.

(23)	Represents a) 18,333 shares of common stock, b) 2,083 shares purchasable upon the exercise of warrants, c) 20,000 shares issuable upon the exercise of options, and d) 80,731 shares beneficially owned by SHAG LLC (which includes 11,109 shares purchasable upon the exercise of warrants). Dr. Schnell owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Dr. Schnell disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(24)	Represents a) 18,333 shares of common stock, b) 20,000 shares issuable upon the exercise of options, and c) 80,731 shares beneficially owned by SHAG LLC (which includes 11,109 shares purchasable upon the exercise of warrants).

(25)	Represents a) 8,333 shares of common stock, b) 2,083 shares purchasable upon the exercise of warrants, and c) 80,731 shares beneficially owned by SHAG LLC (which includes 11,109 shares purchasable upon the exercise of warrants). Mr. Heyer owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Mr. Heyer disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(26)	Represents 8,333 shares of common stock and 80,731 shares beneficially owned by SHAG LLC (which includes 11,109 shares purchasable upon the exercise of warrants).

(27)	Represents a) 8,333 shares of common stock, b) 2,083 shares purchasable upon the exercise of warrants, and c) 80,731 shares beneficially owned by SHAG LLC (which includes 11,109 shares purchasable upon the exercise of warrants). Mr. Goldschmidt owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Mr. Goldschmidt disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(28)	Represents a) 8,333 shares of common stock, b) 2,083 shares purchasable upon the exercise of warrants, and c) 80,731 shares beneficially owned by SHAG LLC (which includes 11,109 shares purchasable upon the exercise of warrants). Mr. Hendricks owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Mr. Hendricks disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(29)	Represents 51,560 shares of common stock and 31,152 shares purchasable upon the exercise of warrants.

(30)	Represents 39,062 shares of common stock and 31,152 shares purchasable upon the exercise of warrants.

(31)	Represents 51,484 shares of common stock and 30,000 shares purchasable upon the exercise of warrants.

(32)	Represents 69,622 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(33)	Represents 36,289 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(34)	Represents 52,409 shares of common stock and 26,806 shares purchasable upon the exercise of warrants.

(35)	Represents 2,554 shares of common stock and 26,806 shares purchasable upon the exercise of warrants

(36)	Represents 54,874 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(37)	Represents 43,682 shares of common stock and 20,000 shares purchasable upon the exercise of warrants.

(38)	Represents 32,572 shares of common stock and 20,000 shares purchasable upon the exercise of warrants.

(39)	Represents 22,222 shares purchasable upon the exercise of warrants and 33,333 shares issuable upon the exercise of options.

(40)	Represents shares issuable upon the exercise of options.

(41)	Represents 36,125 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(42)	Represents 15,625 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(43)	Represents 36,805 shares of common stock and 8,332 shares purchasable upon the exercise of warrants.

(44)	Represents 31,250 shares of common stock and 8,332 shares purchasable upon the exercise of warrants.

(45)	Represents 18,332 shares of common stock and 26,720 shares purchasable upon the exercise of warrants.

(46)	Represents 33,805 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(47)	Represents 28,250 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(48)	Represents a) 2,777 shares of common stock, b) 31,942 shares purchasable upon the exercise of warrants, and c) 10,000 shares issuable pursuant to the exercise of options.

(49)	Represents 2,777 shares of common stock and 10,000 shares issuable pursuant to the exercise of options.

(50)	Represents 33,768 shares of common stock and 9,040 shares purchasable upon the exercise of warrants.

(51)	Represents 30,519 shares of common stock and 9,040 shares purchasable upon the exercise of warrants.

(52)	Represents 23,625 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(53)	Represents 11,111 shares of common stock and 18,331 shares purchasable upon the exercise of warrants.

(54)	Represents 22,222 shares of common stock and 5,554 shares purchasable upon the exercise of warrants.

(55)	Represents 17,161 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(56)	Represents 16,437 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(57)	Represents 16,286 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(58)	Represents 19,444 shares of common stock and 5,555 shares purchasable upon the exercise of warrants.

(59)	Represents 1,625 shares of common stock and 22,682 shares purchasable upon the exercise of warrants.

(60)	Represents 18,402 shares of common stock and 4,165 shares purchasable upon the exercise of warrants.

(61)	Represents 15,625 shares of common stock and 4,165 shares purchasable upon the exercise of warrants.

(62)	Represents a restricted stock award in the amount of 6,000 shares which vests in its entirety on January 1, 2008, (b) 12,500 shares issuable pursuant to the exercise of options and (c) 2,222 shares purchasable upon the exercise of warrants.

(63)	Represents a restricted stock award in the amount of 6,000 shares which vests in its entirety on January 1, 2008 and 12,500 shares issuable pursuant to the exercise of options.

(64)	Represents 10,000 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(65)	Represents 16,242 shares of common stock and 2,660 shares purchasable upon the exercise of warrants.

(66)	Represents 5,372 shares of common stock and 2,660 shares purchasable upon the exercise of warrants.

(67)	Represents 8,286 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(68)	Represents 12,580 shares of common stock and 5,000 shares purchasable upon the exercise of warrants.

(69)	Represents 8,580 shares of common stock and 5,000 shares purchasable upon the exercise of warrants.

(70)	Represents 8,910 shares of common stock and 8,332 shares purchasable upon the exercise of warrants.

(71)	Represents 3,355 shares of common stock and 8,332 shares purchasable upon the exercise of warrants.

(72)	Represents 9,771 shares of common stock and 6,000 shares purchasable upon the exercise of warrants.

(73)	Represents 5,000 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(74)	Represents 11,111 shares of common stock and 2,777 shares purchasable upon the exercise of warrants.

(75)	Represents 11,041 shares of common stock and 2,471 shares purchasable upon the exercise of warrants.

(76)	Represents 9,375 shares of common stock and 2,471 shares purchasable upon the exercise of warrants.

(77)	Represents 11,131 shares of common stock and 1,179 shares purchasable upon the exercise of warrants.

(78)	Represents 2,000 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(79)	Represents 3,612 shares of common stock and 8,331 shares purchasable upon the exercise of warrants.

(80)	Represents 7,812 shares of common stock and 2,082 shares purchasable upon the exercise of warrants.

(81)	Represents 6,666 shares of common stock and 1,904 shares purchasable upon the exercise of warrants.

(82)	Represents 3,332 shares of common stock and 4,387 shares purchasable upon the exercise of warrants.

(83)	Represents 3,332 shares of common stock and 222 shares purchasable upon the exercise of warrants.

(84)	Represents 5,555 shares of common stock and 1,388 shares purchasable upon the exercise of warrants.

(85)	Represents 2,776 shares of common stock and 3,655 shares purchasable upon the exercise of warrants.

(86)	Represents 555 shares of common stock and 4,444 shares purchasable upon the exercise of warrants.

(87)	Represents 1,776 shares of common stock and 2,338 shares purchasable upon the exercise of warrants.

(88)	Represents 2,110 shares of common stock and 1,387 shares purchasable upon the exercise of warrants.

(89)	Represents 2,777 shares of common stock and 694 shares purchasable upon the exercise of warrants.

(90)	Represents 1,111 shares of common stock and 1,666 shares purchasable upon the exercise of warrants.

(91)	Represents 1,110 shares of common stock and 1,461 shares purchasable upon the exercise of warrants.

(92)	Represents 1,443 shares of common stock and 1,110 shares purchasable upon the exercise of warrants.

(93)	Represents 554 shares of common stock and 766 shares purchasable upon the exercise of warrants.

(94)	Represents 555 shares of common stock and 75 shares purchasable upon the exercise of warrants.
Relationships with Selling Shareholders
     The following is a summary of material relationships between our company and the selling shareholders within the past three years: Barry Butzow is a former director of our company. Carl B. Walking Eagle Sr., one of our directors, is the Vice Chairman of the Spirit Lake Tribal Council and may be deemed to beneficially own the shares held by Spirit Lake Tribe. Mr. Walking Eagle disclaims beneficial ownership of the shares owned by Spirit Lake Tribe except to the extent of his pecuniary interest in such shares. Stephen E. Jacobs formerly served as our Executive Vice President and Corporate Secretary from June 2004 to March 2007. Jeffrey C. Mack serves as our Chairman of the Board, Chief Executive Officer, President and one of our directors. Susan K. Haugerud is a former director of our company and President of Galtere International Master Fund L.P. Christopher F. Ebbert serves as our Executive Vice President and Chief Technology Officer. Dr. William F. Schnell, one of our directors, is an owner of SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Dr. Schnell disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares. John A. Witham serves as our Executive Vice President and Chief Financial Officer. Michael Hopkins is an employee and former director of our company. Michael J. Frank is a former director of our company. Scott W. Koller serves as our Executive Vice President Sales and Marketing. Brian S. Anderson serves as our Vice President and Controller. Thor A. Christensen is a former officer of our company. Jeff Hanson, Scot Sinnen, Israel Long, Tobias Kleinbaum, Laura Arntson, Chris LaMotte, Justin Chamberlain, Bridget Laska, Holly Heitkamp and Erin Flor are employees of our company. Dylan Birtolo, Mitch Haugerud, Todd Moscinski, Patrick Beyer and Martha Cole are former employees of our company.
Lock-Up Agreements
     Our directors, executive officers and certain other shareholders have agreed not to sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, transfer or otherwise dispose of, grant any rights with respect to, or file or participate in the filing of a registration statement, except the registration statement of which this prospectus forms a part, with the SEC, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or be the subject of any hedging, short sale, derivative or other transaction that is designed to, or reasonably expected to lead to, or result in, the effective economic disposition of, or publicly announce his, her or its intention to do any of the foregoing with respect to, any shares of common stock, or any securities convertible into, or exercisable or exchangeable for, any shares of common stock before December 13, 2007, without the prior written consent of the underwriters of our follow-on public offering.
Sales to Selling Shareholders
     In November 2006, we sold 5,175,000 shares of our common stock in our initial public offering. As a result of the closing of this public offering, we issued the following unregistered securities on November 30, 2006:
•	Pursuant to the terms of convertible debenture agreements which we entered into with Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock. Spirit Lake Tribe sold 1,000,000 shares of our common stock at $7.00 per share pursuant to a separate registration statement on Form SB-2, which was declared effective by the SEC on June 13, 2007.

•	Pursuant to various note conversion agreements with 21 holders of convertible notes or debentures, an aggregate of $2,029,973 principal amount of notes were automatically converted into 634,362 shares of our common stock. In addition, we issued 40,728 common shares in lieu of the payment of accrued interest in the amount of $130,344 due certain holders of such notes.
     On December 30, 2006, we issued 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes. The remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483, were repaid in cash.
     In connection with convertible notes and other debt agreements issued to private investors and to other individuals for services rendered, we issued five-year warrants to purchase an aggregate of 2,560,061 shares of our common stock, and six-year warrants to purchase an aggregate of 50,000 shares of our common stock.
     With respect to the above issuances, we agreed to include the shares issued upon conversion of indebtedness and in lieu of accrued interest and the shares issued upon exercise of warrants in this registration statement.
Selling Shareholders’ Registration Rights
     We agreed to file this registration statement to provide for the resale of our common stock issuable upon conversion of our promissory notes, including interest on such notes, convertible debentures, convertible bridge notes and upon exercise of certain of our outstanding warrants. We agreed to pay the expenses of this registration with the exception of any underwriting commissions and expenses. Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares covered by this prospectus.